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                                                                 Exhibit 32(a)

                                  TXU ELECTRIC DELIVERY COMPANY
                               Certificate Pursuant to Section 906
                                 of Sarbanes - Oxley Act of 2002
                                       CERTIFICATION OF CEO


        The undersigned, T. L. Baker, Chairman of the Board and Chief Executive of TXU Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

  1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

        IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 11th day of November, 2004.





                                              /s/  T. L. Baker
                                           ------------------------------------
                                           Name:   T. L. Baker
                                           Title:  Chairman of the Board and
                                                   Chief Executive








A signed original of this written statement required by Section 906 has been provided to TXU Electric Delivery Company and will be retained by TXU Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.